EXHIBIT 10.6

SHAREHOLDERS’ AGREEMENT (the “Agreement”), dated as of [    ], 2012, among ALTISOURCE ASSET MANAGEMENT CORPORATION, a U.S. Virgin Islands corporation (“AAMC”), ALTISOURCE RESIDENTIAL, L.P., a Delaware limited partnership (“ARLP”) (AAMC and ARLP are hereinafter sometimes referred to collectively as the “Shareholders” and individually as a “Shareholder”), and NEWSOURCE REINSURANCE COMPANY LTD., a company organized under the laws of Bermuda (the “Company”).

RECITALS

WHEREAS, as of the date hereof, the Company is authorized to issue [    ] common shares, par value US$0.01 per share (the “Common Shares”) and [    ] preferred shares, par value US$0.01 per share (the “Preferred Shares”), and all of the issued and outstanding Common Shares, consisting of 2,000,000 Common Shares, are held by AAMC, and all of the issued and outstanding Preferred Shares, consisting of 18,000,000 Preferred Shares, are held by ARLP.

NOW, THEREFORE, in consideration of the mutual promises of the parties hereto and of the mutual benefits to be gained by the performance thereof and for other good and valuable consideration, the receipt, adequacy and sufficiency of which is hereby acknowledged, the parties hereto for themselves, their heirs, executors, administrators, successors and assigns do hereby agree as follows:

1.                                      ADMISSION OF ADDITIONAL SHAREHOLDERS.

1.1.         Notwithstanding anything contained in this Agreement to the contrary, this Agreement shall not be amended to include any additional shareholders without the prior written consent of AAMC at its sole discretion.  The Company may not grant rights to any shareholder that are substantially similar to the rights granted to the Shareholders under this Agreement.

2.                                      DISPOSITION OF SHARES.

2.1.         Transfers Generally.  No Shareholder shall Transfer any Company Securities without the prior written consent of AAMC and, if required, prior approval of the Exchange Control Division of the Bermuda Monetary Authority, except as otherwise provided pursuant to this Article 2.

2.2.         Transfers to Affiliates.  A Shareholder shall be free at any time to Transfer shares of Company Securities to a Person who is an Affiliate of such Shareholder.  A Shareholder also may Transfer Company Securities involuntarily by operation of law.  Unless the Company and each of the Shareholders otherwise agree in writing, a transferee of any such permitted Transfer shall acquire and hold the transferred Company Securities, as the case may be, subject to any rights, restrictions and obligations of the transferor and shall be otherwise subject to the terms of this Agreement.

2.3.         Tag-Along Rights.

(a)           If AAMC proposes to Transfer any or all of its shares of Company Securities to one or more party(ies) (the “Tag Purchaser”), AAMC shall provide not less than forty-five (45) days prior written notice (the “Tag Notice”) to ARLP of such proposed sale, stating (i) AAMC’s bona fide intention to Transfer such Company Securities (the “Initial Tag Securities”), (ii) the number of Initial Tag Securities to be Transferred, and (iii) the price and terms, if any, upon which it proposes to Transfer the Initial Tag Securities.  Upon receipt of a Tag Notice, ARLP may elect to exercise its tag along rights to sell Company Securities to the Tag Purchaser (up to an amount calculated in accordance with paragraph (b) below) at any time within three (3) days following the determination of the Per Share Fair Market Value of the Additional Tag Securities (as defined below) by delivering a written notice of acceptance (the “Notice of Acceptance”) stating the number of Company Securities that it desires to sell.  If the price at which the Initial Tag Securities are to be sold under this Section 2.3 is changed after ARLP has elected to be included in such Transfer, AAMC shall promptly give written notice to ARLP, and ARLP shall have a period of five (5) days from its receipt of such notice to notify AAMC that it has elected to revoke its election to participate in such sale.

(b)           Upon the written request of ARLP in accordance with Section 2.3(a) above, AAMC covenants and agrees to include in such Transfer, and ARLP shall be entitled to sell to such Tag Purchaser, upon terms and conditions that are the same as the terms and conditions under which AAMC proposes to Transfer the Initial Tag Securities and a per share price equal to the Per Share Fair Market Value, that number of Preferred Shares (“Additional Tag Securities”) up to the product of (i) the number of Preferred Shares held by ARLP immediately prior to the consummation of such Transfer and (ii) a fraction, the numerator of which is the number of Common Shares that the Tag Purchaser intends to purchase from AAMC and the denominator of which is the sum of the aggregate number of Common Shares owned, in the aggregate, by all Shareholders immediately prior to the consummation of such Transfer.

(c)           AAMC shall use its reasonable efforts to obtain the agreement of the Tag Purchaser to the participation of ARLP in the Transfer, and AAMC shall not consummate the proposed Transfer of the Initial Tag Securities to the Tag Purchaser unless (i) the Tag Purchaser agrees to the participation of ARLP as contemplated by this Agreement, or (ii) AAMC agrees to purchase the Additional Tag Securities on the same terms as ARLP would have been entitled to sell them to the Tag Purchaser for under this Section 2.3.  The number of Initial Tag Securities sold by AAMC to the Tag Purchaser shall be reduced by the number of Common Shares having an aggregate purchase price (as such price is set forth in the Tag Notice) equal to the purchase price for the Additional Tag Securities to be paid by the Tag Purchaser to ARLP pursuant to this Section 2.3.

2.4.         Drag-Along Rights.

(a)           Subject to Section 2.5 hereto, if any Person (or group of Persons) that is not a Shareholder or an Affiliate thereof makes a bona fide offer to engage in any transaction or series of transactions that would result in a Change of Control, and such transaction or transactions are approved by AAMC (such transaction or transactions, a “Drag-Along Sale”, AAMC shall have the right (a “Drag-Along Right”), but not the obligation, to require ARLP (the “Dragged Person”) to tender for purchase to the proposed Transferee, on the same terms and conditions as apply to AAMC and a per share price equal to the Per Share Fair Market Value, that number of Preferred Shares up to the product of (i) the number of Preferred Shares held by ARLP immediately prior to the consummation of such Drag-Along Sale and (ii) a fraction, the numerator of which is the number of Common Shares being sold by all holders of Common Shares in such Drag-Along Sale and the denominator of which is the sum of the aggregate number of Common Shares owned, in the aggregate, by all Shareholders immediately prior to the consummation of such Drag-Along Sale; provided, the Dragged Person, in its capacity as a Shareholder, shall also vote in favor of any Drag-Along Sale to the extent such transaction(s) requires the approval of the Shareholders, provided the terms of the Drag-Along Sale are consistent with this Section 2.4 and Section 2.5 below.

(b)           If AAMC elects to exercise its Drag-Along Right under this Section 2.4, AAMC shall give the Dragged Person, at least forty-five (45) days prior to the proposed Drag-Along Sale, a written notice (a “Drag-Along Notice”) containing (i) the number of Company Securities proposed to be Transferred in such Drag-Along Sale (with warrants, options, convertible securities and other common equivalents counted on an as-converted or as-exercised basis) (the “Drag-Along Terms”), (ii) the name and address of the proposed Transferee and (iii) the consideration for which the Transfer is proposed to be made (subject to the determination of the Per Share Fair Market Value of the Preferred Shares proposed to be Transferred in the Drag-Along Sale), and all other material terms and conditions of the Drag-Along Terms, including the form of the proposed agreement, if any.  Upon the receipt of a Drag-Along Notice and the determination of the Per Share Fair Market Value of the Preferred Shares to be Transferred in the Drag-Along Sale, the Dragged Person shall be obligated to sell such Preferred Shares held by the Dragged Person.

(c)           No later than five (5) Business Days prior to the proposed closing for the Drag-Along Sale, the Dragged Person shall deliver to the Company (or its designated agent) (i) the certificate or certificates, if any, representing the Company Securities of the Dragged Person to be included in the Drag-Along Sale, together with a limited power-of-attorney authorizing AAMC to Transfer such Company Securities on the terms set forth in the Drag-Along Notice or, in the case of Company Securities held in book-entry form or through direct registration, shall make other delivery arrangements reasonably satisfactory to the Company and (ii) wire transfer instructions for payment of the purchase price for the Company Securities to be sold in such Drag-Along Sale.  If the Dragged Person fails to make the deliveries described in this paragraph within the prescribed time, the Company shall have the right, but not the obligation, to redeem, immediately prior to the consummation of the Drag-Along Sale, the Company Securities of the Dragged Person at a redemption price equal to the consideration set forth in the Drag-Along Notice, payable upon the terms and subject to the conditions contained in the Drag-Along Notice.

(d)           AAMC shall Transfer, on behalf of itself and the Dragged Person, the Company Securities subject to the Drag-Along Sale at the same time and, except as permitted in Section 2.5(a) below, on the same terms and conditions as set forth in the Drag-Along Notice.  Concurrently with the consummation of the Drag-Along Sale, (i) AAMC shall notify the Dragged Person thereof (including identifying the manner of delivery for any non-cash consideration) and (ii) the total consideration due to the

Dragged Person shall be remitted to such party, with the cash portion of the purchase price paid by wire transfer of immediately available funds in accordance with the wire transfer instructions of the Dragged Person.  Promptly after the consummation of such Drag-Along Sale, AAMC shall furnish such other evidence of the completion and the date of completion of such Transfer as may be reasonably requested by the Dragged Person.

(e)           If AAMC has not completed the Transfer of all such Company Securities on the same terms and conditions as set forth in the Drag-Along Notice (except as permitted in Section 2.5(a) below) within 90 calendar days of the date of the Drag-Along Notice (which 90 calendar day period shall be extended if any of the transactions contemplated by the Drag-Along Sale are subject to regulatory approval until the expiration of five (5) Business Days after all such approvals have been received, but in no event later than 180 calendar days from the date of the Drag-Along Notice), (i) the Company (or its designated agent) shall return to the Dragged Person, to the extent previously provided, the limited power-of-attorney (and all copies thereof) together with all Company Securities, including the certificates representing the Company Securities, if any, that the Dragged Person delivered for Transfer pursuant to this Section 2.4 and any other documents executed by the Dragged Person in connection with the proposed Drag-Along Sale and (ii) AAMC shall not conduct any Transfer of Company Securities prior to the return to the Dragged Person of all documents referred to in clause (i) and without again complying with this Section 2.4.

(f)            The Company shall, and shall cause its employees, accountants and other advisors, representatives and agents to, use its and their commercially reasonable efforts to take all reasonable and necessary action to assist AAMC in its efforts to effect a Drag-Along Sale, including permitting bona fide prospective purchasers to conduct customary due diligence of the Company in a reasonable manner, during regular business hours and upon reasonable advance notice, subject to (i) the execution and delivery of a customary confidentiality agreement with the Company and (ii) the Company’s and the compliance of the board of directors of the Company (the “Board of Directors”) with applicable laws, rules, regulations and orders and any restrictions or commitments in any contracts or agreements to which the Company or any of its subsidiaries is a party or by which it or any of them is bound.

2.5.         Additional Conditions to Drag-Along Sales.  Notwithstanding anything contained in Section 2.4 hereto, the obligations of Shareholders to participate in a Drag-Along Sale are subject to the following conditions:

(a)           upon the consummation of such Drag-Along Sale, each holder of each class or series of the Company Securities will receive the same form of consideration for their shares of such class or series as is received by other holders in respect of their shares of such same class or series of Company Securities;

(b)           subject to Section 2.5(a) requiring the same form of consideration to be available to the holders of any single class or series of Company Securities, if any holders of any Company Securities are given an option as to the form and amount of consideration to be received as a result of the Drag-Along Sale, all holders of such Company Securities will be given the same option; provided, however, that nothing in this Section 2.5(b) shall entitle any holder to receive any form of consideration that such holder would be ineligible to receive as a result of such holder’s failure to satisfy any condition, requirement or limitation that is generally applicable to the Company’s shareholders.

(c)           no Person shall be obligated pursuant to this Agreement to pay any expenses incurred in connection with any unconsummated Drag-Along Sale and each Shareholder shall be obligated to pay only its pro rata share (based on the number of Company Securities Transferred) of expenses incurred in connection with a consummated Drag-Along Sale; and

(d)           the Dragged Person shall (i) make such representations, warranties and covenants and enter into such definitive agreements as are customary for transactions of the nature of the proposed Transfer and as are the same as those applicable to AAMC; provided that, if the Dragged Person is required to provide any representations or indemnities in connection with such Transfer (other than representations and indemnities concerning the Dragged Person’s title to the Company Securities and authority, power and right to enter into and consummate the Transfer without contravention of any law or agreement), liability for misrepresentation or indemnity shall (as to the Dragged Person) be expressly stated to be several but not joint and the Dragged Person shall not be liable for more than the net proceeds received by such Shareholder in connection with such Transfer; provided, further that, the Dragged Person shall not be required to provide any representations or warranties other than with respect to each such Shareholder’s title to the shares of Company Securities and authority, power and right to enter into and consummate the Transfer without contravention of any law or agreement (the “Non-Title Representations”), but each Shareholder may be required to bear its proportionate share of any indemnity, escrow, holdback or adjustment in purchase price in connection with any Non-Title Representations; provided, further that, no Shareholder will be required or deemed to have agreed to any noncompete, nonsolicitation or any other nonfinancial terms without its express written consent, (ii) be subject to and benefit from all of the same provisions of the definitive agreements as AAMC, and (iii) be required to bear their proportionate share of any escrows, holdbacks or adjustments in purchase price.

3.                                      CONFIDENTIAL INFORMATION

Each Shareholder (and for the purposes of this Article 3, each Shareholder shall be deemed to include shareholders, members or owners of Shareholders) shall keep Business Information confidential, and shall not use or disclose Business Information in any manner whatsoever, in whole or in part, without the Company’s prior written consent, or, in the event the Company has dissolved, the prior written consent of each of the Shareholders of the Company at the time of its dissolution, unless such confidential information (a) is known or becomes known to the public in general (other than as a result of a breach of this Article 3 by the Shareholders), (b) is or has been independently developed or conceived by the Shareholders without use of the Company’s confidential information, or (c) is or has been made known or disclosed to the Purchasers by a third party without a breach of any obligation of confidentiality such third party may have to the Company; provided, however, that each Shareholder may disclose confidential information (i) to its attorneys, accountants, consultants, and other professionals to the extent necessary to obtain their services in connection with monitoring its investment in the Company, (ii) to any prospective purchaser of any shares of Company Securities of the Company, if such prospective purchaser agrees to be bound by the provisions of this Article 3, (iii) to any Affiliate, member, or wholly owned subsidiary of the Shareholder in the ordinary course of business, provided that the Shareholder informs such Person that such information is confidential and directs such Person to maintain the confidentiality of such information, or (iv) as may otherwise be required by law, provided that the Shareholder promptly notifies the Company of such disclosure and takes reasonable steps to minimize the extent of any such required disclosure.

4.                                      MISCELLANEOUS PROVISIONS.

4.1.         Termination.  This Agreement shall terminate upon the earlier to occur of (i) the consummation of a Qualified IPO or (ii) the execution of a written agreement by each of the Shareholders to terminate this Agreement.

4.2.         Insurance.  The Company shall obtain, within ninety (90) days of the date hereof, from financially sound and reputable insurers, Directors and Officers Liability and Errors and Omissions insurance (the “D&O Policy”) in an amount satisfactory to the Board of Directors, and will cause the D&O Policy to be maintained during the term of this Agreement.

4.3.         Amendment.  This Agreement may only be amended by written instrument executed by all of the Shareholders.

4.4.         Application of Bermuda Law.  This Agreement, including its application and interpretation, shall be governed exclusively by the laws of Bermuda.

4.5.         Execution of Additional Instruments.  Each Shareholder hereby agrees to execute such other and further statements of interest and holdings, designations, powers of attorney and other instruments necessary to comply with any laws, rules or regulations.

4.6.         Construction.  Whenever the singular form is used in this Agreement, if required by the context, the same shall include the plural, and vice versa. Whenever the masculine gender is used in this Agreement, if required by the context, the same shall include the feminine and neuter genders, and vice versa.

4.7.         Headings.  The headings in this Agreement are inserted for convenience only and are in no way intended to describe, interpret, define, or limit the scope, extent or intent of the Agreement or any provision hereof.

4.8.         Waivers.  No waiver by any party hereto of any breach of covenant, condition or term hereof, whether intentional or not, shall be deemed to extend to any prior or subsequent breach of any covenant, condition or term hereof or affect in any way any rights arising by virtue of any such prior or subsequent occurrence.

4.9.         Rights and Remedies Cumulative.  The rights and remedies provided by this Agreement are cumulative and the use of any one right or remedy by any party shall not preclude or waive the right of such party to use any or all other available remedies. Such rights and remedies are given in addition to any other rights the parties may have by law, statute, ordinance or otherwise.

4.10.       Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

4.11.       Further Assurances.  The Shareholders each agree to cooperate, and to execute and deliver in a timely fashion any and all additional documents necessary to effectuate the purposes of the Company and this Agreement.

4.12.       Notices.  All notices, consents, requests and other communications hereunder shall be in writing and shall be sent by hand delivery, by certified or registered mail (return-receipt requested) or by a recognized national overnight courier service.  Notices delivered pursuant to this Section shall be deemed given: at the time delivered, if personally delivered; three (3) business days after being deposited in the mail, if mailed; and one (1) business day after timely delivery to the courier, if by overnight courier service.  Any party may change the address to which notice is to be sent by written notice to the other parties hereto in accordance with this Section 4.12.

4.13.       Entire Agreement.  This Agreement and any exhibits, schedules and appendices hereto contain the entire agreement between the parties with respect to the subject matter hereof, supersede all previous agreements, negotiations, discussions, writings, understandings, commitments and conversations with respect to such subject matter and there are no agreements or understandings between the parties with respect to the subject matter hereof other than those set forth or referred to herein.

4.14.       Independence/No Duty.  AAMC shall vote its Common Shares independently of its obligations under any contractual agreement with ARLP and without regard to the effects of such vote on ARLP.  ARLP hereby confirms that AAMC has no duty to consider the views or interests of ARLP in voting its Common Shares and will not request that AAMC vote such shares in any particular way.

5.                                      DEFINITIONS.

As used herein, the following terms shall have the following meanings:

“Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Business Day” means a day other than Saturday, Sunday or any day on which banks in New York, New York or Bermuda are authorized or obligated to close.

“Business Information” shall mean any confidential or non-public information about the business of the Company, including, without limitation, information relating to customer contacts, business plans, financial information, contracts, records, notes or analyses or the ownership of the Company or any of its Affiliates.

“Change of Control” shall mean (a) the sale, exclusive license or other disposition of all or substantially all of the assets of the Company in any single transaction or series of related transactions, other than to an Affiliate, (b) the sale of all of the Common Shares held by AAMC, or (c) any merger, amalgamation, reorganization, consolidation or other transaction or series of transactions (other than with an Affiliate) involving the Company which results in the holders of Common Shares outstanding immediately prior to such transaction(s) failing to continue to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the combined voting power of the voting securities of the Company or the surviving entity outstanding immediately after such transaction(s).

“Company Securities” means (a) Common Shares and Preferred Shares (whether now outstanding or hereafter issued in any context), and (b) Common Shares or Preferred Shares issued or issuable upon exercise or conversion, as applicable, of stock options, warrants or other convertible securities of the Company, in each case now owned or subsequently acquired.

“Control” of a Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ability to exercise voting power, by contract or otherwise.  “Controlling” and “Controlled” have meanings correlative thereto.

“Per Share Fair Market Value” shall mean the fair market value as determined by (i) an independent appraiser acceptable to AAMC and ARC, or, if AAMC and ARC cannot agree on such an appraiser, (ii) an independent appraiser selected by each of them in which case the fair market value shall be the median of the appraisals made by such appraisers, and in each case of (i) and (ii), as determined on a per share basis within thirty (30) days of delivery of the Tag Notice or Drag-Along Notice, as applicable.

“Person” means an individual, partnership, corporation, business trust, joint stock company, estate, trust, unincorporated association, joint venture, Governmental Authority or other entity, of whatever nature.

“Qualified IPO” means the Company’s first underwritten public offering of its Common Shares under the Securities Act resulting in proceeds to the Company or such corporate successor in excess of $20,000,000.

“Securities Act” means the United States Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Transfer” means, as a noun, any voluntary or involuntary transfer, sale, pledge, hypothecation, gift, or other disposition and, as a verb, voluntarily or involuntarily to transfer, sell, pledge, hypothecate, give, or otherwise dispose of.  A Transfer of Company Securities held by a Shareholder shall also include any Transfer of such Shareholder or any direct or indirect interest in a Shareholder that constitutes a direct or indirect change of control of the Shareholder.

“Transferee” means the recipient of a Transfer.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their duly authorized representatives.

COMPANY:

NEWSOURCE REINSURANCE COMPANY LTD.

By:
Name:
Title:

SHAREHOLDERS:

ALTISOURCE ASSET MANAGEMENT CORPORATION

By:
Name:
Title:

ALTISOURCE RESIDENTIAL, L.P.

By: Altisource Residential GP, LLC, its general partner

By: Altisource Residential Corporation, its sole member

By:
Name:
Title:

[SHAREHOLDERS’ AGREEMENT]